Because the electronic format for filing
N-SAR does not provide adequate space for responding to item 15, the complete answer is as follows:

015 A00AA100 DEUTSCHE BANK AG
015 B00AA100 S
015 C01AA100 SEOUL
015 D01AA100 REPUBLIC OF KOREA
015 E04AA100 X
015 A00AA101 DEUTSCHE BANK S.p.A.
015 B00AA101 S
015 C01AA101 MILANO
015 D01AA101 ITALY
015 E04AA101 X
015 A00AA102 BARCLAYS BANK OF UGANDA
             LIMITED
015 B00AA102 S
015 C01AA102 KAMPALA
015 D01AA102 UGANDA
015 E04AA102 X
015 A00AA103 DEUTSCHE BANK S.A.E.
015 B00AA103 S
015 C01AA103 MADRID
015 D01AA103 SPAIN
015 E04AA103 X
015 A00AA104 THE HONG KONG AND SHANGHAI
             BANKING CORP., LTD.
015 B00AA104 S
015 C01AA104 SYDNEY
015 D01AA104 AUSTRALIA
015 E04AA104 X
015 A00AA105 HSBC BANK MIDDLE EAST
             LIMITED
015 B00AA105 S
015 C01AA105 DUBAI CITY
015 D01AA105 UNITED ARAB EMIRATES
015 E04AA105 X
015 A00AA106 HSBC BANK MIDDLE EAST
             LIMITED
015 B00AA106 S
015 C01AA106 KUWAIT CITY
015 D01AA106 KUWAIT
015 E04AA106 X
015 A00AA107 SAUDI BRITISH BANK
015 B00AA107 S
015 C01AA107 RIYADH
015 D01AA107 SAUDI ARABIA
015 E04AA107 X
015 A00AA108 UNICREDIT BANK SERBIA JSK
015 B00AA108 S
015 C01AA108 BELGRADE
015 D01AA108 SERBIA
015 E04AA108 X
015 A00AA109 CREDIT SUISSE
015 B00AA109 S
015 C01AA109 ZURICH
015 D01AA109 SWITZERLAND
015 E04AA109 X